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CENTEX 2004-A

Replines

ID#	Group	Sub-Group	Name	Gross Coupon	Servicing Fee	Net Coupon	Cut Off Date Balance	Original Balance
1	1		Fixed Rate Balloon	7.185	0.500	6.685	707,255.07	707,255.07
2	1		Fixed Rate Balloon	10.231	0.500	9.731	2,152,613.66	2,152,613.66
3	1		Fixed Rate	7.128	0.500	6.628	4,656,363.74	4,656,363.74
4	1		Fixed Rate	9.791	0.500	9.291	4,004,563.91	4,004,563.91
5	1		Fixed Rate	6.950	0.500	6.450	24,062,166.74	24,062,166.74
6	1		Fixed Rate	9.651	0.500	9.151	17,675,854.30	17,675,854.30
7	1		Fixed Rate	7.045	0.500	6.545	19,888,692.99	19,888,692.99
8	1		Fixed Rate	10.327	0.500	9.827	21,351,506.97	21,351,506.97
9	1		Fixed Rate	6.890	0.500	6.390	181,606,190.20	181,606,190.20
10	1		Fixed Rate	9.559	0.500	9.059	88,793,388.13	88,793,388.13

11	2	NC	Non-conforming_2/28 ARM	7.763	0.500	7.263	93,049,961.69	93,049,961.69
12	2	NC	Non-conforming_2/28 ARM	7.952	0.500	7.452	133,948,753.90	133,948,753.90
13	2	NC	Non-conforming_2/28 ARM	7.880	0.500	7.380	139,663,105.81	139,663,105.81
14	2	NC	Non-conforming_2/28 ARM	8.314	0.500	7.814	12,580,302.00	12,580,302.00
15	2	C	Conforming_2/28 ARM	6.812	0.500	6.312	30,439,520.64	30,439,520.64
16	2	C	Conforming_2/28 ARM	6.901	0.500	6.401	35,485,801.79	35,485,801.79
17	2	C	Conforming_2/28 ARM	6.921	0.500	6.421	33,535,334.62	33,535,334.62
18	2	C	Conforming_2/28 ARM	6.733	0.500	6.233	1,673,390.78	1,673,390.78
19	2	NC	Non-conforming_3/27 ARM	7.397	0.500	6.897	41,623,006.23	41,623,006.23
20	2	NC	Non-conforming_3/27 ARM	7.714	0.500	7.214	23,771,845.74	23,771,845.74
21	2	NC	Non-conforming_3/27 ARM	7.422	0.500	6.922	2,969,955.29	2,969,955.29
22	2	C	Conforming_3/27 ARM	6.700	0.500	6.200	14,188,461.53	14,188,461.53
23	2	C	Conforming_3/27 ARM	6.860	0.500	6.360	9,506,988.13	9,506,988.13
24	2	C	Conforming_3/27 ARM	7.136	0.500	6.636	888,843.36	888,843.36
25	2	NC	Non-conforming_5/25 ARM	6.688	0.500	6.188	1,886,184.41	1,886,184.41
26	2	C	Conforming_5/25 ARM	6.270	0.500	5.770	776,401.48	776,401.48
27	2	NC	Non-conforming_6 Month ARM	8.036	0.500	7.536	5,895,543.18	5,895,543.18
28	2	NC	Non-conforming_6 Month ARM	8.472	0.500	7.972	2,162,246.08	2,162,246.08
29	2	NC	Non-conforming_6 Month ARM	9.000	0.500	8.500	206,920.04	206,920.04
30	2	C	Conforming_6 Month ARM	6.630	0.500	6.130	848,837.58	848,837.58

ID#	Remaining Amortization	Original Amortization	Remaining Balloon Term	Original Balloon Term	Age	ARM Index	Gross Margin	Mos to Next Rate Reset	Rate Reset Frequency	Life Cap
1	356	360	176	180	4
2	357	360	177	180	3
3	112	115	112	115	3
4	113	116	113	116	3
5	176	179	176	179	3
6	176	179	176	179	3
7	236	239	236	239	3
8	237	240	237	240	3
9	356	359	356	359	3
10	356	359	356	359	3

11	356	360	356	360	4	LIBOR_6MO	8.047	20	6	14.735
12	357	360	357	360	3	LIBOR_6MO	8.284	21	6	14.934
13	358	360	358	360	2	LIBOR_6MO	8.22	22	6	14.865
14	359	360	359	360	1	LIBOR_6MO	8.594	23	6	15.232
15	356	360	356	360	4	LIBOR_6MO	7.055	20	6	13.753
16	357	360	357	360	3	LIBOR_6MO	7.162	21	6	13.857
17	358	360	358	360	2	LIBOR_6MO	7.186	22	6	13.877
18	359	360	359	360	1	LIBOR_6MO	6.767	23	6	13.669
19	356	360	356	360	4	LIBOR_6MO	7.735	32	6	14.374
20	358	360	358	360	2	LIBOR_6MO	8.044	34	6	14.691
21	359	360	359	360	1	LIBOR_6MO	7.788	35	6	14.034
22	356	360	356	360	4	LIBOR_6MO	6.992	32	6	13.685
23	358	360	358	360	2	LIBOR_6MO	7.17	34	6	13.811
24	359	360	359	360	1	LIBOR_6MO	7.372	35	6	13.696
25	357	360	357	360	3	LIBOR_1YR	2.25	57	12	12.688
26	357	360	357	360	3	LIBOR_1YR	2.25	57	12	12.27
27	355	358	355	358	3	LIBOR_6MO	8.83	2	6	15.017
28	354	356	354	356	2	LIBOR_6MO	9.336	4	6	15.472
29	359	360	359	360	1	LIBOR_6MO	9.861	5	6	16
30	324	328	324	328	4	LIBOR_6MO	7.471	2	6	13.63

ID#	Initial Periodic Cap	Periodic Cap	Life Floor
1
2
3
4
5
6
7
8
9
10

11	2.075	1.015	7.763
12	2.05	1.009	7.952
13	2.058	1.014	7.88
14	2.118	1.01	8.314
15	2.109	1.027	6.812
16	2.128	1.03	6.901
17	2.086	1.031	6.921
18	2.422	1.065	6.733
19	2.906	1.015	7.397
20	2.938	1.045	7.714
21	2.866	1.015	7.422
22	2.953	1.042	6.7
23	2.98	1.049	6.86
24	3	1.089	7.136
25	2	2	6.611
26	2	2	6.27
27	1.016	1	8.036
28	1	1	8.472
29	1	1	9
30	1	1	6.63